NEWS RELEASE

For: IMMEDIATE RELEASE

Contact: CHARLES S. HOWARD, PRESIDENT or DAVID A. MEINERT, EVP & CFO

Date: JULY 22, 2005

MIDWESTONE FINANCIAL GROUP, INC.

REPORTS HIGHER SECOND QUARTER 2005 EARNINGS

Oskaloosa, Iowa -- MidWestOne Financial Group, Inc. announced that the Company earned $1,531,000, or $.41 per share basic, for the second quarter of 2005. Net income for the second quarter of 2005 increased 6 percent compared with $1,449,000, or $.38 per share basic, for the second quarter of 2004. Diluted earnings per share were $.40 for the second quarter of 2005 compared with $.37 for the second quarter of 2004. The Company also had an increase in earnings per share and net income for the first half of 2005. Basic earnings per share increased $.08 for the first six months of 2005 compared to the first half of 2004. Diluted earnings per share were $.85 for the first half of 2005 compared to $.77 per share for the six months ended June 30, 2004. The Company reported net income of $3,261,000 for the first half of 2005, an 8 percent increase from the first six months of 2004.

Return on average assets for the Company was .95 percent for the second quarter of 2005 compared with .92 percent in the second quarter of 2004. Year-to-date return on average assets was 1.02 percent compared to .96 percent last year. The return on average shareholders' equity for the second quarter of 2005 improved to 10.55 percent from 10.02 percent for the quarter ended June 30, 2004. Year-to-date return on average equity was 11.37 percent in 2005, versus 10.50 percent in the first half of 2004. Cash dividends paid to shareholders in each quarter of 2005 were $.17 per share, the same amount paid in each quarter of 2004.

The Company's net interest income for the second quarter of 2005 was $449,000, or 8 percent, greater in comparison to the quarter ended June 30, 2004. Net interest income for the first half of 2005 was $320,000 greater than what was earned for the six months ended June 30, 2004. Net interest margin increased to 4.33 percent for the second quarter of 2005 compared to 4.07 percent for the quarter ended June 30, 2004. The Company's net interest margin for the first half of 2005 was 4.32 percent versus 4.29 percent for the six months ended June 30, 2004.

Total assets of the Company increased 2 percent to $661,344,000 as of June 30, 2005 from $650,564,000 on December 31, 2004. Assets increased $26,219,000 when comparing June 30, 2005 with the June 30, 2004 total of $635,125,000. Total deposits as of June 30, 2005 were $466,111,000 versus $475,102,000 on December 31, 2004 and $457,549,000 as of June 30, 2004.

The Company's total loans increased 4 percent as of June 30, 2005 to $415,511,000 compared with the year-end 2004 balance of $398,854,000, primarily due to loan growth in the Waterloo, Iowa market. Loans increased $21,688,000 in comparison with the June 30, 2004 total of $393,823,000. Total loans as a percentage of deposits were 89.1 percent on June 30, 2005, compared with 84.0 percent as of December 31, 2004 and 86.1 percent on June 30, 2004.

Loan pool participations totaled $102,861,000 on June 30, 2005 compared with $105,502,000 on December 31, 2004 and $97,172,000 on June 30, 2004. The reduction from the December 31, 2004 balance is due to collections during the first half of 2005. The Company successfully bid on loan pool participations with a purchase cost of $16,582,000 in the second quarter of 2005, with year-to-date loan pool participation purchases totaling $20,266,000.

Non-performing loans (excluding loan pool participations) as of June 30, 2005 decreased to $2,301,000 compared with $2,915,000 on December 31, 2004. As of June 30, 2005, non-performing loans were .55 percent of total loans compared with .73 percent of total loans on December 31, 2004. Other real estate owned as of June 30, 2005 increased to $502,000 from the year-end 2004 total of $141,000. Other real estate owned represents the estimated fair value of property held by the Company following foreclosure.

During the second quarter of 2005, the Company's provision for loan loss totaled $108,000 compared with $372,000 in the second quarter of 2004. For the first half of 2005, the provision for loan loss was $299,000, compared with $530,000 for the six months ended June 30, 2004. During the second quarter of 2005, the Company charged off net loans totaling $133,000 compared to $450,000 in the second quarter of 2004. Year-to-date net loans charged off totaled $163,000 in 2005, compared to $630,000 in 2004. Net loans charged off for the quarter and six months ended June 30, 2005 were reduced due to the recovery of a large agricultural line previously charged off. Additionally, for the second quarter and first six months of 2004 the Company had larger than usual loan charge offs due to bankruptcy filings on two commercial credits and two agricultural lines. At June 30, 2005, the Company's allowance for loan losses was $4,881,000, which was 1.17 percent of total loans. At December 31, 2004, the allowance for loan losses was $4,745,000, or 1.19 percent of total loans, and was $4,757,000 at June 30, 2004, which was 1.21 percent of total loans.

The Company recognized available for sale investment security losses of $44,000 in the second quarter of 2005 and $54,000 for the first half of 2005. This compares to available for sale investment security gains of $218,000 for the quarter and six months ended June 30, 2004. Excluding the security transactions, other income increased in 2005 primarily due to higher brokerage fees associated with MidWestOne Investment Services, Inc., a retail brokerage and financial planning services subsidiary of the Company beginning operations in July of 2004.

Total non-interest expense increased $442,000 in the second quarter of 2005 and $28,000 in the first half of 2005 compared with the same periods in 2004. The Company recognized charges of approximately $136,000 in the second quarter of 2005 and $411,000 in the first quarter of 2004 associated with the retirements of the executive vice president and president of MidWestOne Bank in Burlington. Excluding these charges, other expense increased due to greater personnel and occupancy costs, most of which is associated with MidWestOne Investment Services, Inc.

On March 18, 2005, the Company announced plans to consolidate the Company's four subsidiary banks under one charter known as MidWestOne Bank. Management believes that the consolidation will offer added benefits and conveniences to the banks' customers as well as improve operating efficiencies for the Company. Consolidation efforts are estimated to be complete by the first quarter of 2006.

The Company's board of directors approved a stock repurchase program on April 29, 2005 that allowed management to repurchase up to $2,000,000 of the outstanding shares through October 31, 2005. Following this announcement, management has repurchased 40,000 shares on the open market totaling $747,750 through June 30, 2005.

MidWestOne Financial Group, Inc. is a financial holding company headquartered in Oskaloosa, Iowa. The Company's bank subsidiaries are MidWestOne Bank & Trust in Oskaloosa, North English, Belle Plaine, Hudson and Waterloo, Iowa; Central Valley Bank in Ottumwa, Fairfield and Sigourney, Iowa; Pella State Bank in Pella, Iowa; and MidWestOne Bank in Burlington, Fort Madison and Wapello, Iowa. MidWestOne Investment Services, Inc. provides retail brokerage and financial planning services throughout the banking offices of the Company. MidWestOne Financial Group, Inc. common stock is traded on the Nasdaq National Market System under the symbol "OSKY". The Company's web site can be found at www.midwestonefinancial.com.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause the actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

MIDWESTONE FINANCIAL GROUP
AND SUBSIDIARIES
CONSOLIDATED FINANCIAL SUMMARY

(unaudited)	QUARTER ENDED		SIX MONTHS ENDED
(in thousands, except share & per share data)	JUNE 30,		JUNE 30,
	2005	2004	2005	2004
Summary of Operations:
Statement of Income:
Interest income (excluding loan pool participations)	$ 7,407	$ 7,001	$ 14,419	$ 13,988
Interest income and discount on loan pool participations	2,583	2,225	5,339	4,960
Total interest income	9,990	9,226	19,758	18,948
Total interest expense	3,615	3,300	7,094	6,604
Net interest income	6,375	5,926	12,664	12,344
Provision for loan losses	108	372	299	530
Other income	1,079	1,254	2,085	2,246
Other expense	5,037	4,595	9,499	9,471
Income before tax	2,309	2,213	4,951	4,589
Income tax expense	778	764	1,690	1,582
Net income	$ 1,531	$ 1,449	$ 3,261	$ 3,007

Per Share Data:
Net income - basic	$0.41	$0.38	$0.87	$0.79
Net income - diluted	$0.40	$0.37	$0.85	$0.77
Dividends declared	$0.17	$0.17	$0.34	$0.34
Weighted average shares outstanding	3,764,908	3,806,385	3,764,315	3,802,626
Weighted average diluted shares outstanding	3,844,517	3,909,806	3,850,162	3,914,982

Performance Ratios:
Return on average assets	0.95%	0.92%	1.02%	0.96%
Return on average equity	10.55%	10.02%	11.37%	10.50%
Net interest margin (FTE)	4.33%	4.07%	4.32%	4.29%
Net loan charge-offs/average loans	0.13%	0.46%	0.08%	0.33%

		JUNE 30,		December 31,
		2005	2004	2004
Selected Balance Sheet Data - At Period End:
Balances:
Total assets		$ 661,344	$ 635,125	$ 650,564
Loans, net of unearned income		415,511	393,823	398,854
Allowance for loan losses		4,881	4,757	4,745
Loan pool participations		102,861	97,172	105,502
Total deposits		466,111	457,549	475,102
Total shareholders' equity		58,212	55,728	56,930

Per Share Data:
Book value		$15.56	$14.80	$15.18
Tangible book value		$11.73	$11.06	$11.32
Common shares outstanding		3,740,365	3,765,433	3,751,386

Financial Ratios:
Total shareholders' equity/total assets		8.80%	8.77%	8.75%
Total loans/total deposits		89.14%	86.07%	83.95%
Nonperforming loans/total loans		0.55%	0.79%	0.73%
Allowance for loan losses/total loans		1.17%	1.21%	1.19%
Allowance for loan losses/nonperforming loans		212.15%	153.12%	162.81%